Exhibit 10.1
AMENDED AND RESTATED NUSTAR ENERGY L.P.
2019 LONG-TERM INCENTIVE PLAN
Amended and Restated as of April 29, 2021

SECTION 1.    Purpose of the Plan.

The Amended and Restated NuStar Energy L.P. 2019 Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), by providing to employees, consultants and directors of NuStar GP, LLC, a Delaware limited liability company (the “Company”), the Partnership and their respective Affiliates who perform services for the Partnership and its subsidiaries with Unit-based incentive awards for superior performance. The Plan is also intended to enhance the Company’s, the Partnership’s and their Affiliates’ ability to attract and retain the services of individuals who are key to the growth and profitability of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the Partnership’s interests.

SECTION 2.    Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1    “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the immediately preceding two sentences, with respect to Options that are intended to comply with Treasury Regulation § 1.409A-1(b)(5)(i)(A), “Affiliate” means a corporation or other type of entity in a chain of corporations or other entities in which each corporation or other entity has a “controlling interest” in another corporation or entity in the chain, starting with the Partnership and ending with the corporation or other entity for which the Participant performs services. For purposes of this Section 2.1, “controlling interest” means (i) in the case of a corporation, ownership of stock possessing at least 50% of total combined voting power of all classes of stock of such corporation entitled to vote or at least 50% of the total value of shares of all classes of stock of such corporation; (ii) in the case of a partnership or limited liability company, ownership of at least 50% of the profits interest or capital interest of such entity; (iii) in the case of a sole proprietorship, ownership of the sole proprietorship; (iv) in the case of a trust or estate, ownership of an actuarial interest (as defined in Treasury Regulation § 1.414(c)-2(b)(2)(ii)) of at least 50% of such trust or estate; or (v) in the case of any other entity not listed in the preceding clauses (i) through (iv), ownership of at least 50% of the voting power or value of such entity, as determined by the Committee.

2.2    “Agreement” means any written or electronic agreement evidencing an Award under this Plan.

2.3    “Award” means a grant of one or more Options, Performance Units, Performance Cash, Restricted Units or Unit Awards, and any tandem DERs granted with respect to such Award.

2.4    “Board” means the Board of Directors of the Company.

2.5    “Cause” shall have the meaning set forth in the Agreement or any employment, severance or similar agreement between the Participant and the Employer or any of its Affiliates, provided that if the Participant is not a party to an Agreement or employment, severance or similar agreement that contains such definition, then “Cause” shall mean the:

(i)    conviction of the Participant by a state or federal court of a felony involving moral turpitude;

(ii)    conviction of the Participant by a state or federal court of embezzlement or misappropriation of funds of the Company, the Partnership or any of their respective Affiliates;

(iii)    the Company’s (or applicable Affiliate’s, including the Partnership) reasonable determination that the Participant has committed an act of fraud, embezzlement, theft or misappropriation of funds in connection with such Participant’s duties in the course of his or her service with the Employer;

(iv)    the Company’s (or its applicable Affiliate’s, including the Partnership) reasonable determination that the Participant has engaged in gross mismanagement, negligence or misconduct which causes or could potentially cause material loss, damage or injury to the Company, the Partnership or any of their respective Affiliates or their respective employees; or

(v)    the Company’s (or applicable Affiliate’s, including the Partnership) reasonable determination that (a) the Participant has violated any policy of the Company, the Partnership or any of their applicable respective Affiliates, including but not limited to, policies regarding sexual harassment, insider trading, confidentiality, substance abuse and/or conflicts of interest, which violation could result in the termination of the Participant’s employment or service with the Company (or applicable Affiliate, including the Partnership) or (b) the Participant has failed to satisfactorily perform the material duties of Participant’s position with the Company, the Partnership or any of their respective Affiliates.

2.6    “Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events:

(i)    any sale, exchange or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Partnership to any Person or its Affiliates, unless immediately following such sale, exchange or other disposition such assets are owned, directly or indirectly, by NuStar GP Holdings, LLC, the Company, the Partnership or any of their respective Affiliates;

(ii)    the consummation of a consolidation or merger of the Partnership with or into another Person pursuant to a transaction in which the outstanding voting interests of the Partnership are changed into or exchanged for cash, securities or other property, other than any such transaction where (a) all outstanding voting interests of the Partnership are changed into or exchanged for voting stock or interests of the surviving corporation or entity or its parent and (b) the holders of the voting interests of the Partnership immediately prior to such transaction own, directly or indirectly, not less than a majority of the voting stock or interests of the surviving corporation or entity or its parent immediately after such transaction;

(iii)    a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act) being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of all voting interests of the Partnership then outstanding, other than in a merger or consolidation which would not constitute a Change of Control under clause (ii) above; or

(iv)    the limited partners of the Partnership approve, in one or a series of transactions, a plan of liquidation or dissolution of the Partnership.

For the avoidance of doubt, the conversion of the Partnership to a corporation, limited liability company or other form of entity shall not be deemed a Change of Control under the terms of this Plan as long as such conversion (or any related transaction) would not otherwise constitute a Change of Control under clauses (i), (ii) or (iii) above. Notwithstanding the foregoing, in any circumstance or transaction in which compensation payable pursuant to this Plan, the terms of an Award and/or any Agreement would be subject to the income tax under Section 409A of the Code if the foregoing definition of “Change of Control” were to apply, but would not be so subject if the term “Change of Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5), then “Change of Control” means, but only to the extent necessary to prevent such compensation from becoming subject to the income tax under Section 409A of the Code, a transaction or circumstance that satisfies the requirements of both (1) a Change of Control under the applicable definition above and (2) a “change in control event” within the meaning of Treasury Regulation §1.409A-3(i)(5).

2.7    “Code” means the Internal Revenue Code of 1986, as amended.

2.8    “Committee” means a committee of Directors designated by the Board to administer this Plan; provided, however, that unless otherwise determined by the Board, the Committee shall consist of two or more members of the Board, each of whom is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the New York Stock Exchange or, if the Units are not listed on the New York Stock Exchange, within the meaning of the rules of the principal stock exchange on which the Units are then traded.

2.9    “Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Company, the Partnership or any of their respective Affiliates as a consultant or advisor, as applicable, provided that (i) such individual is a natural person and (ii) such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for any securities of the Company, the Partnership or any of their respective Affiliates.

2.10    “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the terms of any Award and/or any applicable Agreement.

2.11    “DER” means a contingent right, granted in tandem with a specific Award, to receive an amount in cash equal to the cash distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

2.12    “Director” means any director of the Company, the Partnership or their respective Affiliates who is not an officer or employee of the Company, the Partnership or any of their respective Affiliates.

2.13    “Effective Date” has the meaning provided in Section 9.

2.14    “Employee” means any employee, as determined by the Committee, of the Company, the Partnership or an Affiliate of either of the foregoing.

2.15    “Employer” means the applicable entity among the Company, the Partnership and their respective Affiliates that employs the Employee, with respect to which a Consultant serves as a consultant or with respect to which a Director serves as a director.

2.16    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17    “Fair Market Value” means the closing sales price of a Unit on the New York Stock Exchange on the applicable date or, if the Units are not listed on the New York Stock Exchange, the closing sales price of a Unit on the principal national stock exchange on which the Units are traded on the date as of which such value is being determined (or if there is no trading in the Units on such date, on the immediately preceding date on which there was trading). If Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee through the reasonable application of a reasonable valuation method and, in the case of an Option, in accordance with Section 409A of the Code.

2.18    “Option” means an option to purchase Units as described in Section 6.1.

2.19    “Participant” means any Employee, Consultant or Director granted an Award under the Plan.

2.20    “Performance Award” means an Award made pursuant to this Plan to a Participant, which Award is subject to the attainment of one or more Performance Goals. Performance Awards may be in the form of either Performance Units, Performance Cash or DERs.

2.21    “Performance Cash” means an Award, designated as Performance Cash and denominated in cash, granted to a Participant pursuant to Section 6.3 hereof, the value of which is conditioned, in whole or in part, by the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the terms of the Award and/or an Agreement.

2.22    “Performance Goals” mean the objectives established by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives is earned. Performance Goals may include alternative and multiple Performance Goals and may be based on one or more business and/or financial criteria. In establishing the Performance Goals for the Performance Period, the Committee, in its discretion, may include one or any combination of the following criteria in either absolute or relative terms, for the Partnership or any Affiliate: (i) increased revenue; (ii) net income measures (including but not limited to income after capital costs and income before or after taxes); (iii) Unit price measures (including but not limited to total unitholder return); (iv) market share; (v) earnings per Unit (actual or targeted growth); (vi) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (vii) economic value added (“EVA”); (viii) cash flow measures (including but not limited to net cash flow and net cash flow before financing activities); (ix) return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); (x) operating metrics (including but not limited to operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); (xi) expense control measures (including but not limited to overhead cost and general and administrative expense); (xii) margins; (xiii) unitholder value; (xiv) proceeds from dispositions; (xv) pipeline and terminal utilization; (xvi) total market value; (xvii) corporate values measures (including but not limited to ethics, compliance, environmental and safety); (xviii) distributable cash flow or distribution coverage ratio; or (xix) such other goals, whether or not listed herein, as selected by the Committee. The Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee is authorized to make adjustments in the method of calculating attainment of Performance Goals including, without limitation, in recognition of: (i) extraordinary, infrequently occurring or non-recurring items; (ii) changes in tax laws; (iii) changes in generally accepted accounting principles or changes in accounting principles; (iv) charges related to restructured or discontinued operations; (v) restatement of prior period financial results; and (vi) any other unusual, non-recurring gain or loss. Notwithstanding the foregoing, the Committee may, at its sole discretion, adjust the performance results upon which Awards are based under the Plan to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established or for any other purpose.

2.23    “Performance Period” means the time period designated by the Committee during which Performance Goals must be met.

2.24    “Performance Unit” means an Award, designated as a Performance Unit in the form of Units or other securities of the Partnership, granted to a Participant pursuant to Section 6.3 hereof, the value of which is determined, in whole or in part, by the value of Units and/or conditioned on the attainment of Performance Goals in a manner deemed appropriate by the Committee and described in the Award terms and/or Agreement.

2.25    “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

2.26    “Prior Plan” means the NuStar GP, LLC Fifth Amended and Restated 2000 Long-Term Incentive Plan, as amended, the NuStar GP Holdings, LLC Long-Term Incentive Plan, as amended, and each other equity plan maintained by the Company or the Partnership under which awards are outstanding as of the Effective Date.

2.27    “Restricted Period” means the period established by the Committee (i) with respect to the vesting of an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant or (ii) during which the Units subject to an Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan, the terms of the Award or an Agreement relating to such Award.

2.28    “Restricted Unit” means a phantom unit granted under the Plan that is equivalent in value to a Unit, and that upon or following vesting entitles the Participant to receive one Unit or, if expressly provided by the Committee in the terms of the applicable Award or Agreement, a cash payment of an amount equal to the Fair Market Value of one Unit on the date of vesting.

2.29    “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereof as in effect from time to time.

2.30    “SEC” means the Securities and Exchange Commission.

2.31    “Separation” means the Participant ceases, for any reason, to be employed by or to serve as a consultant or director for any of: the Company, the Partnership or any Affiliate of any of the foregoing; provided, however, for Awards subject to Section 409A of the Code, “Separation” also constitutes a “separation from service” under Section 409A of the Code to the extent necessary to comply with Section 409A of the Code.

2.32    “Unit” means a common unit of the Partnership.

2.33    “Unit Award” means an award of a fully vested Unit pursuant to Section 6.4 hereof.

SECTION 3.    Administration.

3.1    Committee Administration. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i)    determine individuals eligible to be Participants;

(ii)    designate Participants;

(iii)    determine the type or types of Awards to be granted to a Participant;

(iv)    determine the number of Units to be covered by Awards;

(v)    determine the terms and conditions of any Award (including but not limited to performance requirements for such Award);

(vi) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled or forfeited or the vesting or exercisability thereof accelerated;

(vii)    interpret and administer the Plan, the terms of an Award, any Agreement and any instrument relating to an Award made under the Plan;

(viii)    establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(ix)    make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant and any beneficiary of any Award.

3.2    Delegation. The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company, as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of any person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such person.

3.3    Liability. No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer and any other executive officer to whom the Committee delegates any of its power and authority hereunder shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s limited liability company agreement or the Partnership’s limited partnership agreement) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

SECTION 4.    Units Available for Awards.

4.1    Units Available. Subject to adjustment as provided in Section 4.3, the number of Units with respect to which Awards may be granted under the Plan is 5,000,000. If any Award granted under the Plan or a Prior Plan expires, is canceled, exercised, paid or otherwise terminated without the delivery of Units, then the Units covered by such Award, to the extent of such expiration, cancellation, exercise, payment or termination, shall again be Units with respect to which Awards may be granted. In addition, Units subject to an Award under this Plan or a Prior Plan shall again be available for issuance under this Plan if such Units are (i) Units that were subject to an Option and were not issued or delivered upon the net settlement or net exercise of such Option or (ii) Units delivered to or withheld by the Company or the Employer or an Affiliate thereof to pay the purchase price or the withholding taxes related to an outstanding Award. In the event that Units issued under the Plan are reacquired by the Partnership or the Company pursuant to any forfeiture provision, such Units shall again be available for the purposes of the Plan. Notwithstanding the forgoing, Units repurchased by the Partnership or the Company on the open market with the proceeds of an Option exercise shall not again become available under this Plan.

4.2    Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Partnership, the Company, any Affiliate of either of the foregoing or any other Person, or newly issued Units by the Partnership, or any combination of the foregoing, as determined by the Committee in its discretion.

4.3    Adjustments. If the Committee determines that any distribution (whether in the form of cash, Units, other securities or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards and (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, with such adjustments to be made with respect to Options in accordance with Section 409A of the Code.

SECTION 5.    Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant.

SECTION 6.    Awards.

6.1    Options. The Committee shall have the authority to determine the Participants to whom Options shall be granted, the number of Units to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan; provided, however, that a Participant may be granted an Option only if the underlying Unit qualifies, with respect to such participant, as "service recipient stock" within the meaning set forth in Section 409A of the Code.

(i)    Exercise Price. The purchase price per Unit purchasable under an Option shall be determined by the Committee at the time the Option is granted but shall not be less than its Fair Market Value as of the Date of Grant.

(ii)    Time and Method of Exercise. The Committee shall determine the Restricted Period (i.e., the time or times at which an Option may become exercisable, in whole or in part), the Performance Goals (if any) and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, (a) cash, (b) check acceptable to the Employer or other applicable Affiliate, (c) delivery (either actual delivery or by attestation procedures established by the Employer or other applicable Affiliate) of Units having a Fair Market Value, determined as of the date of exercise, equal to the aggregate exercise price payable by reason of such exercise, (d) authorizing the Employer or other applicable Affiliate to withhold whole Units which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (e) in cash by a broker-dealer acceptable to the Employer or other applicable Affiliate to whom the participant has submitted an irrevocable notice of exercise or (f) a combination of (a), (b), (c) and (d), in each case to the extent set forth in the terms of the Award or an Agreement relating to the Option.

(iii)    Term. Subject to earlier termination as provided in the terms of the Award and/or any Agreement or the Plan, each Option shall expire on the 10th anniversary of its Date of Grant.

(iv)    Forfeiture. Except as otherwise provided in this Plan, in the terms of an Award and/or Agreement, or in a written employment, severance or similar agreement (if any) between the Participant and the Employer or any of its Affiliates, upon the Participant’s Separation during the applicable Restricted Period, that portion of any Option that has not vested on or prior to the date of Separation shall automatically lapse and be forfeited by the Participant at the close of business on the date of the Participant’s Separation (or, in the case of a Separation for Cause, immediately upon such Separation). The Committee or the Chief Executive Officer may waive, in whole or in part, such forfeiture with respect to a Participant’s Options.

(v)    No Repricing. The Committee shall not, without the approval of the unitholders of the Partnership, (a) reduce the exercise price of any previously granted Option, (b) cancel (or accept surrender of) any previously granted Option in exchange for another Option with a lower exercise price or (c) cancel (or accept surrender of) any previously granted Option in exchange for cash or another Award if the exercise price of such Option exceeds the Fair Market Value of a Unit on the date of such cancellation, in each case, other than in connection with a Change of Control or the adjustment provisions set forth in Section 4.3.

(vi)    No Dividend Equivalents. Notwithstanding anything in the terms of an Award or an Agreement to the contrary, the holder of an Option shall not be entitled to receive DERs with respect to the number of Units subject to such Option.

6.2    Restricted Units. The Committee shall have the authority to determine the Participants to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the duration of the Restricted Period, the conditions under which the Restricted Units may become vested (which may be immediate upon grant) or forfeited and such other terms and conditions as the Committee may establish respecting such Awards, including whether DERs are granted with respect to such Restricted Units.

(i)    DERs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion; provided, however, that if the Committee awards DERs with respect to Restricted Units that are subject to performance-based vesting conditions, then any such DERs shall be subject to the same vesting conditions as the underlying Awards.

(ii)    Forfeiture. Except as otherwise provided in this Plan, in the terms of an Award and/or Agreement, or in a written employment, severance or similar agreement (if any) between the Participant and the Employer or any of its Affiliates, upon Participant’s Separation during the applicable Restricted Period, all Restricted Units shall be forfeited by the Participant upon the Participant’s Separation. The Committee or the Chief Executive Officer may waive, in whole or in part, such forfeiture with respect to a Participant’s Restricted Units.

6.3    Performance-Based Awards.

(i)    Grant of Performance Awards. The Committee may issue Performance Awards in the form of Performance Units, Performance Cash or DERs to Participants subject to the Performance Goals and Performance Period as it shall determine and set forth in the terms of the Award and/or any Agreement. The Committee shall have complete discretion in determining the number and/or value of Performance Awards granted to each Participant. Participants receiving Performance Awards are not required to pay the Employer or applicable Affiliate thereof therefor (except for applicable tax withholding) other than the rendering of services. Notwithstanding the foregoing, if the Committee awards DERs with respect to Performance Awards, then any such DERs shall be subject to the same vesting conditions as the underlying Awards.

(ii)    Value of Performance Awards. The Committee shall set Performance Goals in its discretion for each Participant who is granted a Performance Award. Such Performance Goals may be particular to a Participant, may relate to the performance of his or her Employer or any Affiliate thereof, may be based on the division which employs or retains him or her, may be based on the performance of the Partnership generally, or a combination of the foregoing. The extent to which such Performance Goals are met will determine the number and/or value of the Performance Award to the Participant.

(iii)    Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Award shall be made in Units or, if expressly provided by the Committee in the terms of the applicable Award or an Agreement, in cash.

(iv)    Forfeiture. Except as otherwise provided in this Plan, in the terms of an Award and/or Agreement, or in a written employment, severance or similar agreement (if any) between the Participant and the Employer or any of its Affiliates, upon Participant’s Separation during the applicable Performance Period or Restricted Period, all Performance Awards shall be forfeited by the Participant upon the Participant’s Separation. The Committee or the Chief Executive Officer may waive, in whole or in part, such forfeiture with respect to a Participant’s Performance Awards.

6.4    Unit Awards. The Committee shall have the authority to determine the Participants to whom fully vested Unit Awards shall be granted, the number of Units to be granted to each such Participant, the conditions under which the Units awarded thereunder may be granted and such other terms and conditions as the Committee may establish respecting such Awards. Upon or as soon as reasonably practicable following the grant of a Unit Award, subject to satisfying the tax withholding obligations of Section 8.2, the Participant shall receive a Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Unit.

6.5    General.

(i)    Awards May be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, the Partnership or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company, the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)    Limits on Transfer of Awards. No Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.

(iii)    Terms of Awards. Except as otherwise provided herein, the term of each Award shall be for such period as may be determined by the Committee (but shall in no circumstances exceed ten years).

(iv)    Unit Issuance. All certificates (or book-entry accounts) for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates (or book-entry accounts) to make appropriate reference to such restrictions.

(v)    Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(vi)    Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan, the terms of any Award and/or any Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Employer or applicable Affiliate thereof is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan, the terms of any Award and/or any applicable Agreement (including, without limitation, any exercise price or any tax withholding) is received by the Employer or applicable Affiliate thereof. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, other Awards, withholding of Units or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalent and the value of any such Units or other property so tendered to the Employer or applicable Affiliate thereof, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan, the terms of any Award and/or any applicable Agreement.

(vii)    Change of Control. Upon a Change of Control, all Awards shall automatically vest and become payable or exercisable, as the case may be, in full, with such Awards to be paid at the time or times specified in the underlying Award or Agreements. In this regard, all Restricted Periods shall terminate and all Performance Goals, if any, shall be deemed to have been achieved at the maximum level. To the extent an Option is not exercised, upon the Change of Control, the Committee may, in its discretion, cancel such Award or provide for an assumption of such Award or a replacement grant on substantially the same terms; provided, however, upon any cancellation of an Option that has a positive “spread,” the holder shall be paid an amount in cash and/or other property, as determined by the Committee, equal to such “spread” of such Option and, in the event there is no positive “spread,” such Option shall be cancelled without payment of consideration therefor.

SECTION 7.    Amendment and Termination.

Except to the extent prohibited by applicable law:

7.1    Amendments to the Plan. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Partnership’s unitholders if (i) unitholder approval is required by applicable law, rule or regulation, including any rule of the New York Stock Exchange, or any other stock exchange on which the Units are then traded, or (ii) such amendment seeks to modify the prohibition on repricing set forth in Section 6.1 hereof; provided, further, that no amendment may adversely affect material rights of a holder of an outstanding Award without the consent of such holder.

7.2    Amendments to Awards. Unless otherwise expressly provided in an Award and/or in an Agreement or in the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award therefore granted; provided, further, that no amendment may adversely affect material rights of a holder of an outstanding Award without the consent of such holder.

7.3    Adjustment of Awards Upon the Occurrence of Certain Extraordinary or Non-recurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of extraordinary, infrequently occurring or non-recurring events (including, without limitation, the events described in Section 4.3 of the Plan) affecting the Partnership, the Units or the financial statements of the Partnership or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 8.    General Provisions.

8.1    No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.

8.2    Withholding. The Employer or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Employer (or applicable Affiliate) to satisfy all obligations for the payment of such taxes. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units which may be so withheld or surrendered shall be limited to the number of Units that according to generally accepted accounting principles would not result in liability accounting for the entirety of the Award.

8.3    No Right to Employment or Service. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any Affiliate of any of the foregoing, to continue as a consultant or to remain on the Board or other directorship, as applicable. Further, the Company, the Partnership or an applicable Affiliate of any of the foregoing may at any time dismiss a Participant from employment or service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, the terms of any Award and/or in any Agreement.

8.4    Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

8.5    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

8.6    Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the entire then Fair Market Value thereof under Section 16(b) of the Exchange Act, and any payment tendered to the Employer or applicable Affiliate thereof by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

8.7    No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Partnership or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company, the Partnership or any Affiliate of any of the foregoing pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company, the Partnership or any applicable Affiliate.

8.8    No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated or otherwise eliminated.

8.9    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

8.10    Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

8.11    Claw-back Policy. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Units underlying the Award) shall be subject to the provisions of any claw-back policy implemented by, as applicable, the Partnership, the Company or any Affiliate of either of the foregoing, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy, the terms of any applicable Awards and/or in any applicable Agreement.

8.12    No Guarantee of Tax Consequences. None of the Board, the Company, the Partnership or any Affiliate of any of the foregoing makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant (or to any person claiming through or on behalf of any Participant) or assumes any liability or responsibility with respect to taxes and penalties and interest thereon arising hereunder with respect to any Participant (or to any person claiming through or on behalf of any Participant).

8.13    Section 409A. This Plan, the Awards and the terms of all Awards and/or Agreements are intended to either comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. The Company, the Partnership and their respective Affiliates make no representations that the Plan, the administration of the Plan, the Awards, the terms of the Awards and/or Agreements or amounts payable hereunder comply with, or are exempt from, Section 409A of the Code, and undertake no obligation to ensure such compliance or exemption. For purposes of Section 409A of the Code, each payment or amount due under this Plan shall be considered a separate payment, and a Participant’s entitlement to a series of payments under this Plan shall be treated as an entitlement to a series of separate payments. Notwithstanding any other provision of the Plan, the terms of an Award and/or any Agreement to the contrary, if a Participant is a “specified employee” under Section 409A of the Code, except to the extent permitted thereunder, no benefit or payment that is not otherwise exempt from Section 409A of the Code (after taking into account all applicable exceptions thereunder, including to the exceptions for short-term deferrals and for “separation pay only upon an involuntary separation from service”) shall be made to that Participant under the Plan or the affected Award granted thereunder on account of the Participant’s “separation from service,” as defined in Section 409A of the Code, until the later of (i) the date prescribed for payment in the Plan or the affected Award granted thereunder and (ii) the first (1st) day of the seventh (7th) calendar month that begins after the date of the Participant’s separation from service (or, if earlier, the date of death of the Participant). Unless otherwise provided in the terms of any Award and/or Agreement, any amount that is otherwise payable within the delay period described in the immediately preceding sentence will be aggregated and paid in a lump sum without interest.

SECTION 9.    Effective Date and Term of the Plan.

The Plan, as amended and restated, shall be submitted to the unitholders of the Partnership for approval and, if approved, shall become effective as of April 29, 2021 (the "Effective Date"). The Plan shall continue until the date terminated by the Board or such date on which Units are no longer available for grants of Awards under the Plan, whichever occurs first; provided, however, that notwithstanding the foregoing, no Award shall be made under the Plan after the tenth anniversary of the Effective Date, April 29, 2031. However, unless otherwise expressly provided in the Plan or in the terms of an Award and/or any applicable Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date. In the event sponsorship of the Plan is transferred from the Partnership to an Affiliate thereof, the term of the Plan shall continue until the tenth anniversary of the Effective Date, April 29, 2031, unless terminated earlier as provided herein.